UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K
_____________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 17, 2010

STEELE RECORDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-143970	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Arrowhead Drive, Suite 101 Carson City, Nevada	89706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 903-4772

3504 South 5175 West
Cedar City, Utah 84720
 (Registrant’s former address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On June 17, 2010 Steele Recording Corporation (the “Company”, “we” or “us”) entered into and consummated a Plan and Agreement of Reorganization between the Company and Steele Resource, Inc. and certain stockholders of Steele Resource, Inc. (the “Reorganization”). Pursuant to the Reorganization, the Company acquired all of the issued and outstanding shares of Steele Resource, Inc., a Nevada Corporation (“SRI”) in exchange for 5,730,000 shares of the common stock of the Company. As a result of the Reorganization, SRI became a wholly-owned subsidiary of the Company and the four former stockholders of SRI now own, in the aggregate, approximately 60% of the Company’s outstanding common stock. In conjunction with this Reorganization, Mack Steele resigned as an officer of the Company and the Board appointed Pauline Schneider as the new Chief Financial Officer and  Corporate Secretary. See Item 5.02 below for further information on the new executive officer of the Company. In addition, the Company has retained the services of A. Scott Dockter as a consultant to assist the Company in its new line of business.

In addition, this Form 8-K is intended to satisfy the requirements of Proxy Rule 14F-1 whereby stockholders of the Company are hereby given notice that pursuant to the above-referenced Reorganization, it is expected that on or about July 1, 2010, Mr. Steele will resign from the board of directors and Pauline Schneider and David McClelland will be appointed to the Company’s board of directors which will represent a change in the majority of the Company’s directors.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01  Completion of Acquisition or Disposition of Assets

As a result of the Reorganization, the Company acquired the business operations of SRI which now becomes the Company’s primary business activity and the Company will not pursue its previous business of producing, acquiring, licensing and distribution of recorded music.

Business of Steele Resources

Steele Resource, Inc. (“SRI”) was incorporated in the state of Nevada on May 27, 2010 as an exploration and mining company which will focus on identifying and developing advanced stage precious metal exploration projects which show potential to achieve full production. The overall business strategy is to identify, develop and operate mineral exploration properties and to provide mine development and operations services to mining properties located initially in the Western United States and Nevada in particular. The initial business strategy is to service the niche market between speculative exploration and large scale production. This niche market lies between, at one end, relatively small companies which have conducted preliminary mineral exploration on their properties and, at the other end, companies which conduct major mining operations which could generally be defined as properties having gold mineral reserves in excess of 2,000,000 ounces. Within this niche market, SRI believes there are a large number of projects in Nevada and other parts of the United States that have excellent potential but do not meet the size requirements for development by the major operators in the mining industry.

SRI’s business plan will be to evaluate properties which have considerable amounts of exploration already completed and potential resources identified yet are not of sufficient size and scope for development by the major mining companies. Based on management’s extensive experience in evaluating geological exploration data and development feasibility, SRI will seek to identify those exploration properties which offer the best potential for producing significant gold and silver reserves and offers favorable conditions for the efficient development of the property to reach a production stage.

Once suitable projects are identified, SRI will utilize its contract services division in order to perform further exploration drilling, prepare feasibility studies, mine modeling, on-site construction and advance stage project engineering with the goal of establishing a producing mine project. Exploration services would also include securing necessary permits, environmental compliance and remediation plans.

SRI will provide its mine development services in one of two ways. The first way will be to contract with the property owner or mineral rights holder to provide the services listed above on a contract fee basis which would include a percentage royalty on any gold production which is actually achieved. This approach would have SRI acting in the nature of a general contractor to prepare a comprehensive mining development plan including the tasks to be accomplished, the timetable for each phase of the plan and the nature and number of service providers to perform the tasks. The development plan would include a detailed budget, payment schedules and a percentage royalty from any gold or silver produced. SRI would then assemble the necessary service providers to carryout the exploration and development plan.

The second approach is for SRI to actually acquire part or all of the mineral rights to a designated property. In this second approach SRI would prepare the same type of comprehensive mining development plan as described above and assemble the necessary service providers to carry out the plan. However, in this approach, SRI would fund the property development itself in which case it would own all or a substantial portion of all the gold production, if any, which might be realized from that particular property with a royalty paid to the property owner or the mineral rights assignor. This second approach would also typically include certain work requirements and expenditure requirements in order to maintain the exploration/mineral rights.

Suitable projects will have the following characteristics: properties located near existing mineral zones initially focusing in Nevada; properties having a considerable amount of exploration completed; and properties not of sufficient size for the major mining companies to advance themselves.

There are no pending or threatened legal proceedings against the Company or SRI except for one lawsuit pending against the Company which is described in Part II, Item 1 of the Company’s most recent quarterly report filed on Form 10-Q with the SEC on May 17, 2010.

Properties Acquired

SRI’s initial exploration project consists of 30 mineral claims covering approximately 600 acres of property owned by the Bureau of Land Management (“BLM”) and referred to as the “Comstock-Tyler Project”. These claims were registered with the BLM on June 7, 2010 and allows SRI the right to conduct thorough mineral and precious metal exploration. Such exploration will be subject to typical notification to the BLM and the Nevada Department of Environmental Protection and the posting of remediation bonds as the exploration process continues. The property is located at Township 16N Range 20E Section 1 and lies in the historically producing Comstock Mining District. Corresponding property filings have been recorded in the Nevada Counties of Washoe and Storey reflecting SRI’s mineral rights in the Comstock-Tyler Project. Pursuant to an agreement with Riggs and Allen Mineral Development LLC, which performed the property staking, SRI agreed to pay a total of $60,000 in cash and stock and has granted Riggs and Allen a production royalty of 1% of the Net Smelter Returns (“NSR”) from any production realized from the property. SRI has the right to repurchase the 1% NSR from Riggs and Allen for $1,000,000.

Disposition of Assets

On May 17, 2010, the Company’s Board agreed to transfer 100% of the membership interests in the Company’s subsidiary, Steele Land Investments LLC to Mack Steele in full and final payment of all amounts previously advanced by Mr. Steele to the Company and that are outstanding through the Closing Date of the above referenced Reorganization. The advances repaid amounted to $64,884 through June 17, 2010.

Risk Factors Affecting Future Operating Results

As the business of SRI will now become the primary business of the Company, the following risk factors relate to SRI and its business.

SRI is a new company with no operating history which makes the evaluation of its future business prospects difficult.

SRI is a development stage company which only recently was formed and commenced its business. Consequently, it has no operating history and an unproven business strategy. SRI’s primary activities to date have been the design of its business plan and identifying potential advanced stage gold exploration projects which fit SRI’s project profile. As such we may not be able to achieve positive cash flows and our lack of operating history makes evaluation of our future business and prospects difficult. SRI has not generated any revenues to date. The Company’s success is dependent upon the successful identification and development of suitable mineral exploration projects. Any future success that we might achieve will depend upon many factors, including factors beyond our control which cannot be predicted at this time. These factors may include but are not limited to: changes in or increased levels of competition; the availability and cost of bringing exploration stage projects into production; the amount of gold reserves identified and the market price of gold and other metals. These conditions may have a material adverse effect upon SRI’s and the Company’s business operating results and financial condition.

As a new company, SRI is unable to predict future revenues which makes an evaluation of its business speculative.

Because of SRI’s lack of operating history and the introduction of its mining development strategy, its ability to accurately forecast its revenues is very difficult.  Future variables include the market for precious metals and the availability of suitable advanced stage exploration projects.  To the extent we are unsuccessful in establishing our business strategy and increasing our revenues through our subsidiary, SRI, we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue generating activities, either of which could have a material adverse effect in our business, results of operations and financial condition.

SRI expects its operating expenses to increase in the future with no assurance that revenues will be sufficient to cover those expenses and delaying or preventing SRI from achieving profitability.

As SRI’s business grows and expands, it will spend substantial capital and other resources on developing its exploration projects, establishing strategic relationships and operating infrastructure.  SRI expects its cost of revenues, property development, general and administrative expenses, to continue to increase.  If revenues do not increase to correspond with these expenses or if outside capital is not secured, there may be a material adverse effect on our business, cash flow and financial condition.

We will need to raise funds through debt or equity financings in the future, which would dilute the ownership of our existing stockholders and possibly subordinate certain of their rights to the rights of new investors or creditors.

We expect to raise additional funds in debt or equity financings if they are available to us on terms we believe reasonable to provide for working capital, carry out exploration programs or to make acquisitions.  Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing stockholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our common stock in connection with an acquisition of the Company.  Such additional debt, if authorized, would create rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock and would have to be repaid from future cash flow.

Our business will depend on certain key SRI personnel, the loss of which would adversely affect our chances of success.

SRI’s success depends to a significant extent upon the continued service of its senior management, key executives and consultants.  We do not have “key person” life insurance policies on or any employment agreement with any of our officers or other employees.  The loss of the services of any of the key members of senior management, other key personnel or consultants, or our inability to retain high quality subcontractor and mining personnel may have a material adverse effect on our business and operating results.

SRI stockholders will be able to control the Company.

As a result of the Reorganization, the initial stockholders of SRI were issued common stock of the Company representing 60% of the Company’s outstanding common stock.  Accordingly, Mr. Dockter and other former SRI stockholders will have the ability to control the affairs of the Company for the foreseeable future.

If the Company fails to raise additional capital to fund its business growth and project development, the Company’s new business could fail.

The Company anticipates having to raise significant amounts of capital to meet its anticipated needs for working capital and other cash requirements for the near term to explore our mining properties.  The Company will attempt to raise such capital through the issuance of stock or incurring debt. However, there is no assurance that the Company will be successful in raising sufficient additional capital and we have no arrangements for future financing and there can be no assurance that additional financing will be available to us.  If adequate funds are not available or are not available on acceptable terms, our ability to fund the Company’s exploration projects, take advantage of potential acquisition opportunities, develop or enhance its properties or respond to competitive pressures would be significantly limited.  Such limitation could have a material adverse effect on the Company’s business and financial condition.

Inadequate market liquidity may make it difficult to sell our stock.

There is currently a limited public market for our common stock, but we can give no assurance that there will always be such a market.  Only a limited number of shares of our common stock are actively traded in the public market and we cannot give assurance that the market for our stock will develop sufficiently to create significant market liquidity and stable market prices.  An investor may find it difficult or impossible to sell shares of our common stock in the public market because of the limited number of potential buyers at any time or because of fluctuations in our market price.  In addition, the shares of our common stock are not eligible as a margin security and lending institutions may not accept our common stock as collateral for a loan.

A decline in the price of gold and other resources will adversely affect our chances of success.

The price of gold has experienced an increase in value over the past several years, generally reflecting among other things relatively low interest rates in the United States; worldwide instability due to terrorism; and a continuing global economic slump. Gold prices are close to historic highs closing as $1247.50 per ounce on June 14, 2010 as reported on the S&P 500 NASDAQ. We believe that the economic conditions causing these high market valuations will continue for the foreseeable future. However the price of gold can be very volatile and is subject to numerous factors beyond our control including industrial and jewelry demand, inflation, the strength of the US dollar, interest rates and the amount of global economic instability. Any significant drop in the price of gold or other natural resources will have a materially adverse affect on the results of our operations unless we are able to offset such a price drop by substantially increased production.

We have not yet identified all properties that we intend to develop.

SRI has to date identified and acquired an interest in one exploration project. However SRI has not yet commenced exploration/development at this project. Therefore we are unable to determine the quantity of gold, if any, we may be able to recover. We, through our wholly-owned subsidiary, SRI, will continue to seek and identify additional suitable potential mineral resources which is a subjective process  depending in part on the quality of available data and the assumptions used and judgments made in interpreting such data. There is significant uncertainty in any resource estimate such that the actual deposits encountered or reserves validated and the economic viability of mining the deposits may differ materially from our expectations.

We may lose rights to properties if we fail to meet payment requirements or development or production schedules.

We expect to acquire rights to some of our mineral properties from leaseholds or purchase option agreements that require the payment of option payments, rent, minimum development expenditures or other installment fees or specified expenditures. If we fail to make these payments when they are due, our mineral rights to the property may be terminated. This would be true for any other mineral rights which require payments to be made in order to maintain such rights.

Some contracts with respect to mineral rights we may acquire may require development or production schedules. If we are unable to meet any or all of the development or production schedules, we could lose all or a portion of our interests in such properties. Moreover, we may be required in certain instances to pay for government permitting or posting reclamation bonds in order to maintain or utilize our mineral rights in such properties. Because our ability to make some of these payments is likely to depend on our ability to generate internal cash flow or obtain external financing, we may not have the funds necessary to meet these development/production schedules by the required dates.

Gold exploration is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Success in gold or other mineral exploration is dependent upon a number of factors including, but not limited to, quality of management, quality and availability of geological data and the expertise to interpret it and availability of exploration capital. The exploration process can be long and costly. Due to these and other factors, the probability of our identifying individual prospects having commercially significant reserves cannot be predicted. It is likely that many of the projects considered will not contain any commercially viable reserves. Consequently, substantial funds may be spent on project evaluation which may identify only a few, if any, projects having commercial development potential. In addition, if commercially viable reserves are identified, significant amounts of capital will be required to mine and process such reserves.

Mineral exploration and mining are highly regulated industries.

Mining is subject to extensive regulation by state and federal regulatory authorities. State and federal statutes regulate environmental quality, safety, exploration procedures, reclamation, employees’ health and safety, use of explosives, air quality standards, pollution of stream and fresh water sources, noxious odors, noise, dust, and other environmental protection controls as well as the rights of adjoining property owners. We will strive to verify that projects being considered are currently operating in substantial compliance with all known safety and environmental standards and regulations applicable to Nevada properties. However, there can be no assurance that our compliance review could be challenged or that future changes in federal or state laws, regulations or interpretations thereof will not have a material adverse affect on our ability to establish and sustain mining operations.

The Auditor’s Report states there is substantial uncertainty about the ability of the Company or SRI to continue its operations as a going concern.

In their audit report dated April 15, 2010 included in the Company’s Form 10-K filed with the SEC on April 15, 2010, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. In addition, the audit report dated June 16, 2010 relating to SRI also contains a “going concern” caveat as to its ability to continue as a going concern. We believe that if we do not raise additional capital from outside sources in the near future, we may be forced to delay the implementation of our business plans.

Management May be Unable to Implement the Business Strategy

The Company’s and SRI’s business strategy is to service the niche market between speculative exploration and large scale production, the latter of which is dominated by industry majors. SRI plans to identify and develop smaller exploration projects that have already been established as project worthy. There is no assurance that we will be able to identify and provide our services to such “project worthy” properties. In addition, even if we find and develop such project worthy properties, the time and cost of development may exceed our expectations or, when developed, the amount of gold or other precious metals recovered may fall significantly short of our expectations thus providing a lower return on investment or a loss to the Company.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Company has not included a discussion and analysis of its financial condition and results of operation as management believes a discussion of the Company’s past operations would not be indicative of its new line of business resulting from the above referenced Reorganization. The Company’s new wholly-owned subsidiary has been in existence for a short period of time and has conducted only limited operations to date.

SECTION 3 – SECURITIES AND TRADING MARKETS

After the Reorganization described above, the Company’s shares of common stock will continue to be listed on the OTC Bulletin Board under the trading symbol “SELR”.

Item 3.02  Unregistered Sales of Equity Securities

As a result of the Reorganization discussed above, the Company issued 5,730,000 shares of its common stock in exchange for all of the issued and outstanding stock of SRI. The exchange involved four stockholders of SRI (“Investors”). Each Investor represented to the Company that the securities were being acquired for investment purposes only and not with an intention to resell or distribute such securities. Each of the Investors had access to information about the Company’s business and financial condition and was deemed capable of protecting his or her own interests. The shares being issued in this Reorganization are being issued pursuant to the private placement exemption provided by Section 4(2) or Section 4(6) of the Securities Act. The securities are deemed to be “restricted securities” as defined in Rule 144 under the Securities Act and the stock certificates will bear a legend limiting the resale thereof.

In addition to the above, the Company plans to allocate up to 1,000,000 shares of the Company’s common stock to be issued pursuant to warrants bearing an anticipated exercise price of $2.00 per share.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01  Change in Control of Registrant

As a result of the Reorganization described above, a change of control of the Company occurred as of June 17, 2010. As a result of the Reorganization, the Company issued a total of 5,730,000 shares of its common stock to the four stockholders of SRI in proportion to their percentage ownership interest in SRI. Although only two of the former stockholders of SRI now own more than 5% of the Company’s outstanding common stock, the total number of shares issued pursuant to the Reorganization represents approximately 60% of the currently outstanding shares of the Company’s common stock.

In addition, as part of the Reorganization, on July 1, 2010 one of the current Directors, Mr. Steele, will resign and will be replaced by two new Directors, Pauline Schneider and David McClelland.  Scott Dockter, who will serve as a consultant to the Company, was a former stockholder of SRI.

Other than as disclosed above, there are no other arrangements between the Company and the new Officers and Directors which may result in a future change of control of the Company.

Item 5.02  Departure of Director; Appointment of Directors; Appointment of Certain Officers

As a result of the Reorganization transaction described above, on June 17, 2010 Mr. Mack Steele resigned as Secretary/Treasurer of the Company. On June 17, 2010 the Board appointed Pauline Schneider as the new Chief Financial Officer and Corporate Secretary. In addition, Mr. Steele will resign his position as a Director effective July 1, 2010 at which time Pauline Schneider and David McClelland will be appointed as Directors. These management changes are being disclosed to satisfy the requirements of Regulation 14F-1 under the Proxy Rules of the US Securities and Exchange Commission with notice of these current and proposed changes in management being mailed to each of the existing stockholders of the Company.

Background information on each of the new Officers and Directors of the Company is set forth below.

Peter Kristensen, age 48, will continue to serve as a Director of the Company and as President /CEO of Steele Recording Corporation. He is an international consultant to the alternative energy sector, with many years of executive management experience including serving on the Board of Directors of several companies. He has an extensive background in corporate reorganizations, finance and business development. Mr. Kristensen received his Bachelors of Science Degree in Geophysical Engineering in 1985 from the University of Utah. Mr. Kristensen is not currently an officer or director of any other reporting company.

Pauline Schneider, age 54, was appointed as the Chief Financial Officer and Corporate Secretary of Steele Recording Corp. on June 17, 2010 as a result of the Reorganization and will be appointed a Director as of July 1, 2010. During the past seventeen years, Ms. Schneider has served in an executive capacity with several private and public companies and since June 2008 has been an independent consultant to various corporations for which she provides accounting and business advisory services.  From May 2007 through June 2008 she served as a management consultant for House of Taylor Jewelry, Inc., a public company where she was the Chief Financial Officer from October 2005 through April 2007. As CFO of House of Taylor Jewelry, Ms. Schneider was responsible for all accounting, administrative and financial reporting functions, including SEC compliance and listing on the Nasdaq National Market.  House of Taylor Jewelry filed for Chapter 7 bankruptcy in November, 2008, 18 months after Ms. Schneider’s resignation as CFO. Ms. Schneider served as Vice President of Finance for PRB Gas Transportation Inc. from June 2004 through August 2005 where she saw the company through three rounds of private financing, an initial public offering, two material acquisitions, and listing on the American Stock Exchange.

David McClelland, age 45, will be appointed a Director as of July 1, 2010 as a result of the Reorganization. Mr. McClelland also serves as the President and CEO and a Director of the Company’s wholly-owned subsidiary, SRI which is a company formed to acquire leases in and provide pre-production services to exploration properties located in Nevada. He is also Vice President of DuraRock Resources, Inc., however, he expects to spend the majority of his time fulfilling his duties as President of SRI. Mr. McClelland has more than 25 years experience in the construction and mining industries. His extensive engineering, exploration, and operation background are key elements as the Company’s business strategy of pursuing exploration projects in the Nevada area. He was a shift supervisor for Firstgold from October, 2008 to June, 2009. He has owned and operated his own exploration company, is currently a licensed contractor in the state of Nevada, and brings a considerable amount of industry “know how” to the Company’s team.

Other Key Personnel Assisting the Company

A. Scott Dockter, age 53,  was retained as a consultant of Steele Recording Corp. on June 17, 2010 to assist the Company in property evaluation and exploration as a result of the Company’s new business focus after the Reorganization. Mr. Dockter is the Founder and Chief Executive Officer of DuraRock Resources, Inc. (“DuraRock”) which is a company formed to acquire leases in and provide pre-production services to exploration properties located in Nevada. Mr. Dockter will continue to serve as a Director and officer to DuraRock however his primary activities for the foreseeable future will be in assisting the Company in establishing its business. He has more than 30 years experience in large scale mining and excavation projects. He has extensive experience within the North American mining and investment communities and intimately familiar with all facets of moving projects from grass roots exploration to full scale production. He previously served as the CEO and Chairman of the Board for Firstgold Corp., a public reporting company, from December 2000 to January 2008 and served as COO from January 2008 to July 2009 when he left Firstgold’s employment. Subsequent to Mr. Dockter’s departure, Firstgold filed for Chapter 11 bankruptcy protection on January 27, 2010 and is currently in reorganization.  He has also served as President of Orion Resource and Exploration, as well as managing partner for ASDI, LLC which are both involved in gold mine exploration and development. He has operated various businesses in California, Nevada and Montana, specializing in earth moving, mining, pipeline projects, structures, dams, industrial parks and subdivisions. Mr. Dockter has also been a real estate developerand worked on oil & gas projects. He has personally owned mines, operated mines, constructed mine infrastructures (physical, production and process) and produced precious metals.

Christopher Whitaker, age 43, serves as a Director of the Company’s wholly-owned subsidiary, SRI. Mr. Whitaker has been an accountant since 1993 working at several accounting firms until 2004 when he started his own firm, Whitaker & Associates, Inc. His firm specializes in forensic accounting, business valuations and litigation support. Mr. Whitaker is a certified public accountant, accredited in business valuation and certified in financial forensics. He holds a Bachelor’s degree in Accounting, a Masters degree in Taxation and an MBA degree.

Compensation of Officers and Directors

The Company has not paid cash compensation to its officers in the past but will pay cash compensation to its officers in the future as determined and approved by the Company’s Board of Directors. The Company may also enter into employment agreements with certain of its key executives and will enter into a consulting agreement with Mr. Dockter.

The Company’s Board will determine compensation levels and components for Named Executive Officers (“NEOs”) to attract, retain, and motivate talent in our competitive market environment while focusing the management team and SRI on the creation of long-term value for stockholders.  Positions included as NEOs during 2010 will include: Chief Executive Officer, Chief Financial Officer and Vice Presidents.  Other positions may be added as business conditions warrant. If an NEO is also a Director, such NEO will abstain from participating in or voting on his/her own compensation package.

Our Board will apply four elements to the determination of compensation for NEO’s: base salary (cash), short-term incentives (bonus – cash, equity, or both), long-term incentives (options), and benefits.  The total compensation package will reflect the Company’s “Pay for Performance” philosophy, which is to couple employee rewards with the interests of stockholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of stockholders.  Further, we believe in development and internal promotion of proven, existing employees whenever optimal for the interests of the Company.  When cash flow permits, the Board will target the total compensation level over time to be competitive with comparable companies in our industry segments and geographic locations.

The Company has no long-term compensation or retirement plans or stock incentive plans at the present time.

Security Ownership of Certain Beneficial Owners and Management after the Reorganization

The following tables set forth as of June 17, 2010, the ownership of the Company’s  common stock by each person known  to be the beneficial owner of more than 5% of the Company’s  outstanding common stock, its current and proposed directors, and its executive officers and directors as a group.  To the Company’s best knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Except for changes resulting from the current Reorganization, there are no known pending or anticipated arrangements that may cause a change in control.

Name and Address	Number of Shares Owned Beneficially	Percentages Before Reorg	Percentages After Reorg (1)
Peter Kristensen, CEO and Director PO Box 711031 Cottonwood Heights, UT 84171	1,500,000	81% (3)	15.7%
Pauline Schneider, CFO and Director (2) 2318 Curtis Street Denver, CO 80205	-0-	--	--
David McClelland, Director (2) 2101 Arrowhead Drive, Suite 101 Carson City, NV 89706	2,398,000	0%	25.1%
Macke Steele, Director 3504 South 5175 West Cedar City, UT 84720	-0-	--	--
All Executive Officers and Directors as a group (4 people)	3,898,000	81%	40.8%
Stockholders owning 5% or more
A.Scott Dockter 3090 Boeing Road Cameron Park, CA 95682	3,182,000	0%	33.3%

(1)  Assumes the issuance of 5,730,000 shares in the Reorganization.
(2)   Proposed Directors.
(3)  Includes 8.5 million shares previously owned.

Item 5.06  Change in Shell Company Status

The Company believes that upon consummation of this Reorganization, the Company will commence significant operations in support of its new business of exploration and development of mining properties located initially in Nevada. While the Company is starting this new line of business with limited assets, it expects to acquire rights to additional suitable exploration properties during the remainder of this year to add to its property portfolio. Consequently, upon completion of the Reorganization with SRI, the Company will no longer meet the criteria for a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

On June 17, 2010 Peter Kristensen voluntarily cancelled 8,500,000 shares of the Company’s common stock which he owned. This event reduced the number of the Company’s common stock outstanding after the Reorganization from 18,050,000 to 9,550,000.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Pursuant to Item 9.01(c) the audited financial statements of Steele Resource, Inc. are included in this initial Form 8-K.

(b)	Proforma Financial Information

Pursuant to Item 9.01(c) the pro forma financial information as required by Rule 8-05 of Regulation S-X  are included in this initial Form 8-K.

(c)	Exhibits

2.1	Plan and Agreement of Reorganization between Steele Recording Corporation and Steele Resource, Inc. and Stockholders of Steele Resource, Inc. dated June 17, 2010.

23.1	Consent of Rose, Snyder & Jacobs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	STEELE RECORDING CORPORATION

By: /s/ Peter Kristensen
Peter Kristensen, Chief Executive Officer